CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information for Dreyfus Brazil Equity Fund in this Registration Statement (Form N-1A No. 33-58248 and 811-07502) of Dreyfus International Funds, Inc.

/S/ ERNST & YOUNG LLP

New York, New York

September 22, 2009